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                                                                EXHIBIT 99.B5.1



                                  SCHEDULE A


The Portfolio(s) of the Corporation currently subject to this Agreement are as follows:

                                                            Date of Addition
       Portfolio(s)                                         to this Agreement
       ------------                                         -----------------

Strong Institutional Money Fund                             September 12, 1995
Strong Institutional Bond Fund                              December 30, 1996



Attest:                                 Strong Capital Management, Inc.




/s/ Stephen J. Shenkenberg              /s/ John Dragisic
----------------------------------      ----------------------------------
Stephen J. Shenkenberg,                 John Dragisic, President
Vice President



Attest:                                 Strong Institutional Funds, Inc.




/s/ John S. Weitzer                     /s/ Lawrence A. Totsky
----------------------------------      ----------------------------------
John S. Weitzer, Vice President         Lawrence A. Totsky, Vice President

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                                  SCHEDULE B

Compensation pursuant to Paragraph 5 of this Agreement shall be calculated in accordance with the following schedules:

Portfolio(s)                                            Annual Fee
------------                                            ------------
Strong Institutional Money Fund                             .35%
Strong Institutional Bond Fund                              .25%

Attest:                                   Strong Capital Management,Inc.

/s/ Stephen J. Shenkenberg                /s/ John Dragisic
--------------------------                ------------------------------
Stephen J. Shenkenberg, Vice President    John Dragisic, President


Attest:                                   Strong Institutional Funds, Inc.


/s/ John S. Weitzer                       /s/ Lawrence A. Totsky
-------------------------                 --------------------------------
John S. Weitzer, Vice President           Lawrence A. Totsky, Vice President